                               AGENCY AGREEMENT

                                  DATED AS OF

                                AUGUST 14, 1997

                                    BETWEEN

                        SCHOTTENSTEIN BERNSTEIN CAPITAL
                              GROUP LLC AS AGENT

                                      AND

                     MONTGOMERY WARD & CO., INCORPORATED,
                                  AS MERCHANT

                               TABLE OF CONTENTS

Section 1.     Defined Terms.................................................  4
---------      -------------
Section 2.     Appointment of Agent; Bankruptcy Court Approval...............  6
---------      -----------------------------------------------
Section 3.     Consideration to Merchant and Agent...........................  7
---------      -----------------------------------
  3.1      Payments to Merchant..............................................  7
           --------------------
  3.2      Compensation to Agent.............................................  7
           ---------------------
  3.3      Time of Payments..................................................  8
           ----------------
Section 4.     Expenses of the Sale..........................................  8
---------      --------------------
  4.1      Expenses........................................................... 8
           --------
  4.2      Payment of Expenses............................................... 10
           -------------------
Section 5.     Inventory Valuation; Merchandise.............................. 10
---------      --------------------------------
  5.1      Inventory Taking.................................................. 10
           ----------------
  5.2      Valuation......................................................... 10
           ---------
  5.3      Gross Rings....................................................... 10
           -----------
  5.4      Post-Closing Payment.............................................. 10
           --------------------
  5.5      Additional Inventory.............................................. 11
           --------------------
  5.6      Merchandise Subject to this Agreement............................. 12
           -------------------------------------
  Excluded Goods............................................................. 12
  --------------
Section 6.     Sale Term..................................................... 13
---------      ---------
  6.1      Term.............................................................. 13
           ----
  6.2      Vacating the Stores............................................... 13
           -------------------
Section 7.     Sale Proceeds................................................. 13
---------      -------------
  7.1      Proceeds.......................................................... 13
           --------
  7.2      Deposit of proceeds............................................... 14
           -------------------
  7.3      Credit Card Proceeds.............................................. 14
           --------------------
Section 8      Conduct of the Sale........................................... 14
---------      -------------------
  8.1      Rights of Agent................................................... 14
           ---------------
  8.2      Terms of Sales to Customers....................................... 15
           ---------------------------
  8.3      Sales Taxes....................................................... 15
           -----------
  8.4      Supplies.......................................................... 16
           --------
  8.5      Returns of Merchandise............................................ 16
           ----------------------
  8.6      Layaway, Repair and Special Order Merchandise..................... 17
           ---------------------------------------------
  8.7      Sale Reconciliation............................................... 17
           -------------------
  8.8      Service Contracts................................................. 17
           -----------------
  8.9      Force Majeure..................................................... 17
           -------------
Section 9.     Employee Matters.............................................. 18
---------      ----------------
  9.1      Merchant's Employees.............................................. 18
           --------------------
  9.2      Termination of Employees.......................................... 18
           ------------------------
  9.3      Payroll Matters................................................... 19
           ---------------
  9.4      Employee Retention Bonuses........................................ 19
           --------------------------
Section 10.    Conditions Precedent.......................................... 19
----------     --------------------
Section 11.    Representations, Warranties and Covenants..................... 19
----------     -----------------------------------------
  11.1     Merchant Representations, Warranties and Covenants................ 19
           --------------------------------------------------
  11.2     Agent Representations and Warranties.............................. 23
           ------------------------------------
Section 12.    Insurance..................................................... 24
----------     ---------
  12.1     Merchant's Liability Insurance.................................... 24
           ------------------------------
  12.2     Merchant's Casualty Insurance..................................... 24
           -----------------------------
  12.3     Agent's Insurance................................................. 25
           -----------------
  12.4     Worker's Compensation Insurance................................... 25
           -------------------------------
  12.5     Risk of Loss...................................................... 25
           ------------
Section 13.    Indemnification............................................... 26
----------     ---------------
  13.1.    Merchant Indemnification.......................................... 26
           ------------------------

  13.2    Agent Indemnification...............................................   27
          ---------------------
Section 14.    Defaults.......................................................   27
----------     --------
Section 15.    Sale of FF&E...................................................   28
----------     ------------
  15.1    Sale for Commission.................................................   28
          -------------------
  15.2    Guaranteed Return...................................................   28
          ---------------------
Section 16.    Claims under certain Leases....................................   28
----------     ---------------------------
  16.1    Agent Services......................................................   28
          --------------
  16.2    Agent Compensation..................................................   29
          ------------------
Section 17.    Bidding Procedures.............................................   29
----------     ------------------
  17.1    Procedure/timing....................................................   29
          ----------------
  17.2      Break-Up Fee; Bid Procedures......................................   29
            ----------------------------
Section 18.    Security Interest..............................................   30
----------     -----------------
Section 19.    Miscellaneous..................................................   30
----------     -------------
  19.1    Notices.............................................................   30
          -------
  19.2      Governing Law.....................................................   31
            -------------
  19.3      Termination.......................................................   31
            -----------
  19.4      Entire Agreement..................................................   31
            ----------------
  19.5      Amendments........................................................   31
            ----------
  19.6      No Waiver.........................................................   31
            ---------
  19.7      Successors and Assigns............................................   31
            ----------------------
  19.9      Execution in Counterparts.........................................   32
            -------------------------
  19.10   Section Headings....................................................   32
            --------------
  19.11     Survival..........................................................   32
            --------

     AGENCY AGREEMENT
     ----------------

     This Agency Agreement is made as of this 14th day of August, 1997, by and between Schottenstein Bernstein Capital Group LLC, a Delaware limited liability company (the "Agent"), and Montgomery Ward & Co., Incorporated, an Illinois
              -----
corporation, and debtor and debtor in possession ("Merchant") in a case pending
                                                   --------
in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").
 ----------------
                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, the Merchant is a debtor and debtor in possession under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. sections 101-1330 (as amended, the "Bankruptcy Code"); and
     ---------------

     WHEREAS, the Merchant desires that the Agent act as the Merchant's exclusive agent for the limited purpose of selling all of the Merchandise (as hereinafter defined) located in Merchant's 11 Electric Avenue & More retail store location(s) listed on Exhibit 1 attached hereto (each individually a
                            ---------
"Store," and collectively the "Stores"), by means of a promotional store closing
 -----                          -----
or similar sale (as further described below, each individually a "Sale" and
                                                                  ----
collectively, the "Sales").
                   -----

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent and the Merchant hereby agree as follows:

     Section 1.   Defined Terms. The terms set forth below are defined in the
     ---------    -------------
referenced sections of this Agreement:

          Defined Term                     Section Reference
          ------------                     -----------------
          Additional Inventory             Section 5.5
          Additional Inventory Amount      Section 5.5(b)
          Agency Accounts                  Section 7.2
          Agency Documents                 Section 11.1(b)
          Agent                            Preamble
          Agent Claim                      Section 12.5
          Agent Indemnified Parties        Section 13.1
          Approval Order                   Section 2
          Auction                          Section 17.1
          Bankruptcy Code                  Recitals
          Bankruptcy Court                 Preamble
          Benefits Cap                     Section 4.1(b)


          Defined Term                        Section Reference
          ------------                        -----------------

          Break-Up Fee                        Section 17.2
          Central Service Expenses            Section 4.1
          Closing Merchandise Inventory       Section 5.4
          Cost Value                          Section 5.2
          Defective Merchandise               Section 5.2(b)
          Defective Merchandise Amount        Section 3.1(a)
          DIP Lender Consent                  Section 11.1(b)
          Display Merchandise                 Section 5.6(b)
          Entry                               Section 3.3
          Estimated Guaranteed Amount         Section 3.3
          Excluded Benefits                   Section 4.1
          Expenses                            Section 4.1
          FF&E                                Section 5.2(a)
          Gross Rings                         Section 5.3
          Guaranteed Amount                   Section 3.1(a)
          Initial Settlement Date             Section 5.4
          Inventory Date                      Section 5.1
          Inventory Taking                    Section 5.1
          Layaway Pick-up Date                Section 8.6
          Layaway, Repair and
           Special Order Merchandise          Section 5.6(b)
          Lease(s)                            Section 16.1
          Leasehold Liability                 Section 16.1
          Liens                               Section 2
          Merchandise                         Section 5.2(a)
          Merchandise Threshold               Section 3.1(b)
          Merchant                            Preamble
          Motion                              Section 17.1
          Notice of Disagreement              Section 5.4
          Occupancy Expenses                  Section 4.1
          Proceeds                            Section 7.1
          Retail Value                        Section 3.1(c)
          Retained Employee                   Section 9.1
          Retention Bonus                     Section 9.4
          Returned Merchandise                Section 8.5
          Sale                                Recitals
          Saleable Inventory                  Section 5.6(b)
          Sale Commencement Date              Section 6.1
          Sale Term                           Section 6.1
          Sale Termination Date               Section 6.1
          Sales Taxes                         Section 8.3
          Second Phase Additional Inventory   Section 5.5(b)
          Store(s)                            Recitals
          Supplies                            Section 8.4

          Warehouses                          Section 5.6(a)
          WARN Act                            Section 9.1


     Section 2.  Appointment of Agent; Bankruptcy Court Approval. The Merchant
     ---------   -----------------------------------------------
hereby appoints the Agent, and the Agent hereby agrees to serve, as the Merchant's exclusive agent for the limited purpose of conducting the Sales in accordance with the terms and conditions of this Agreement. Merchant's and Agent's obligations hereunder are subject to approval of the Bankruptcy Court and shall be of no force and effect in the event that this Agreement is not so approved. As soon a s practicable after Merchant's execution of this Agreement, Merchant shall seek Bankruptcy Court approval of an order approving this Agreement in its entirety in a form satisfactory to the Agent (the "Approval
                                                                    --------
Order"). The Approval Order shall provide, among other things, that: (i) this
-----
Agreement is in the best interests of Merchant, Merchant's estate, creditors and other parties in interest; (ii) this Agreement (and each of the transactions contemplated hereby) is approved in its entirety; (iii) Merchant and Agent shall be authorized to take any and all actions as may be necessary or desirable to implement this Agreement and each of the transactions contemplated hereby; (iv) Agent shall be entitled to sell all Merchandise hereunder free and clear of all liens, claims, encumbrances or interests (collectively, "Liens") thereon; any
                                                         -----
presently existing Liens encumbering all or any portion of the Merchandise or the Proceeds attaching only to the Guaranteed Amount and amounts reimbursed to Merchant on account of Expenses; (v) Agent shall have the right to use the Stores and all related Store services, furniture, fixtures, equipment and other assets of Merchant as designated hereunder for the purpose of conducting the Sales, free of any interference from any entity or person; (vi) Agent, as agent for Merchant, is authorized to conduct Store "going out of business" or similar type sales under the name "Electric Avenue & More" and derivatives thereof and, subject to the Approval Order, shall have the right to conduct such Sales in the manner in which Agent deems appropriate, including by advertising, posting signs or otherwise promoting the Sales as "store closing," "going out of business" or similar type sales without further consent of any person notwithstanding the terms of any lease that purport to restrict the conduct of such Sale; (vii) Agent shall be granted a limited license and right to use until the Sale Termination Date the trade names, logos and customer lists relating to and used in connection with the operation of the Stores, solely for the purpose of advertising the Sales in accordance with the terms of this Agreement; (viii) each and every federal, state or local agency, department or governmental authority with regulatory authority "Governmental Authorities") over the Sales
                                     ------------------------
shall be directed to accept the Approval Order as binding and to allow Merchant and Agent to consummate the transactions provided for in this Agreement, including, without limitation, the conducting and advertising of the Sales in the manner contemplated by this Agreement, and no further approval, license or permit of any Governmental Authority shall be required; (ix) all utilities, landlords, creditors and all persons acting for or on their behalf shall not interfere with or otherwise impede the conduct of the Sales, institute any action in any court (other than in the Bankruptcy Court) or before any administrative body which in any way directly or indirectly interferes with or obstructs or impedes the conduct of the Sales; (x) the Bankruptcy Court shall retain jurisdiction over the parties to enforce this Agreement; (xi) Agent shall not be liable for any claims against the Merchant other than as expressly provided for in this Agreement, and Agent shall have no successorship liabilities whatsoever (whether by statute, common law or otherwise); and (xii) Agent and sales of Merchandise shall be protected by Section 363(m) of the Bankruptcy Code in the event that the Approval Order is reversed or modified on appeal.

     Section 3.  Consideration to Merchant and Agent.
     ---------   -----------------------------------

          3.1.   Payments to Merchant
                 --------------------
                 (a) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent the sum of 77% of the aggregate Cost Value of the Saleable Inventory included in the Closing Merchandise Inventory (determined in accordance with section 5.4 below), plus (ii) the amount payable for the Defective Merchandise as agreed to by Agent and Merchant (the "Defective
                                                               ---------
Merchandise Amount") plus (iii) the Additional Inventory Amount (the amounts
------------------
payable under clauses (i), (ii), and (iii) are collectively referred to herein as the "Guaranteed Amount"); provided, however, that Agent shall have no
        -----------------    --------  -------
obligation hereunder to pay any amount to Merchant with respect to Defective Merchandise for which Merchant and Agent are unable to agree upon a Cost Value (as adjusted for the applicable prevailing discount price) or Merchandise received at the Stores on or after the 30th day after the Sale Commencement Date.

                 (b) The Guaranteed Amount has been calculated and agreed upon based upon Merchant's representation that the aggregate Retail Value of the Merchandise as of the Sale Commencement Date will not be less than $45 million (the "Merchandise Threshold"), that all such Merchandise will conform to
      ---------------------
Merchant's representations and warranties contained herein, and that no representations, warranties or covenants of Merchant hereunder have been breached. Merchant and Agent agree that in the event that the final report of the inventory taking service described in Section 5.1 below indicates that the Retail Value of Merchandise is less than the Merchandise Threshold, then the percentage on which the Guaranteed Amount is based shall be reduced by .25% for every $1,000,000 the aggregate Merchandise Retail Value is less than $45 million; provided, however, under no circumstances will the aggregate Retail
         --------  -------
Value of the Merchandise be less than $33,000,000.

          (c)  For purposes of this Agreement, "Retail Value" with respect to
                                                ------------
any Merchandise shall mean the database regular selling price or SKU price per unit for such Merchandise.

          3.2  Compensation to Agent. Agent shall receive as its compensation
               ---------------------
for services rendered to Merchant hereunder all remaining Proceeds after payment of Expenses, the Guaranteed Amount and any other amounts payable to Merchant from Proceeds free and clear of any and all liens, claims, rights, interests and encumbrances hereunder. All Merchandise remaining at the conclusion of the Sales shall become the property of Agent, free and clear of all Liens of any kind or nature.

          3.3  Time of Payments.  The Agent shall pay to Merchant 75% of the
               ----------------
Estimated Guaranteed Amount on the later of the Sale Commencement Date and one business day after entry by the Clerk of the Bankruptcy Court ("Entry") of the
                                                                -----
Approval Order. Thereafter, within two (2) business days after the Initial Settlement Date, Agent shall pay to Merchant any portion of the of the Post-Closing Payment that is not subject to the Notice of Disagreement. Agent shall pay to Merchant any kisputed portions of the Post-Closing Payment as soon as practicable after resolution of such dispute in accordance with Section 5.4 below.

     "Estimated Guaranteed Amount"  shall mean 75% of the net book value of the
      ---------------------------
Merchandise at cost as of the Sale Commencement Date as reflected in the Merchant's books and records in the ordinary course of business and in accordance with past custom and practice.

     All payments by Merchant to Agent hereunder shall be by wire transfer of immediately available funds. Merchant agrees that any amounts due by Agent to Merchant pursuant to this Section 3 may in Agent's discretion be offset by the amount of credit card Proceeds processed by Merchant for Agent's account (if any) which have not, as of the applicable date of payment by Agent to Merchant been transferred by Merchant to Agent in accordance with Section 7.3 hereof.

     Section 4.  Expenses of the Sale.
     ---------   --------------------

          4.1.   Expenses. Agent shall be responsible for all Expenses incurred
                 --------
in conducting the Sales. As used herein, "Expenses" shall mean the following
                                          --------
direct Store-level third party out-of-pocket costs and expenses incurred in connection with the Sales at the Stores which arise during the Sale Term at the Stores on a per diem, per Store basis:

                 (a) base payroll actually accruing during the Sale Term for Retained Employees for actual days/hours worked in the conduct of the Sales;

                 (b) amounts actually accruing during the Sale Term in respect of FICA, unemployment taxes, worker's compensation and benefits for Retained Employees, in an amount not to exceed 12% of base payroll for each Retained Employee (the "Benefits Cap");
               ------------
                 (c) 50% of the fees and costs of the inventory taking service to conduct the Inventory Taking;

                 (d)  Agent's Sale supervisors' fees and travel costs;

                 (e) advertising and promotional costs (at Merchant's contract rates, if available) and in-Store signage expenses;

                 (f)  telephone expenses incurred in the conduct of the Sales;

                 (g) credit card and bank card fees and discounts (at Merchant's customary rates) and chargebacks;

                 (h) costs of security personnel in the Stores; trash collection and armored car services;

                 (i) a pro-rata portion of Merchant's casualty insurance premiums attributable to the Merchandise;

                 (j) net delivery charges to customers, provided that Merchant continue to provide delivery services consistent with past custom and practice;

                 (k)  Retention Bonuses as described in Section 9.4 below; and

                 (l) Occupancy Expenses, limited on a per diem per Store basis and limited to those amounts for each category as shown in Exhibit 4.1(l)
                                                           --------------
attached hereto.

     "Expenses" shall not include: (i) Excluded Benefits; (ii) Central Service Expenses; (iii) all costs associated with the transfer of on order Merchandise from Merchant's distribution centers to the Stores; and (iv) any other costs, expenses or liabilities payable by Merchant and not the responsibility of Agent hereunder, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

     As used herein, the following terms have the following respective meanings:

     "Central Service Expenses" means costs and expenses for Merchant's central
      ------------------------
administrative services necessary for the Sales, including, but not limited to, MIS services, POS administration, payroll processing, sales audit, cash reconciliation, and data processing and reporting.

     "Excluded Benefits" means vacation days or vacation pay, sick days or sick
      -----------------
leave, maternity leave or other leaves of absence, termination or severance pay, union dues, pension benefits, ERISA coverage and similar contributions, and, to the extent in excess of the Benefits Cap, payroll taxes, worker's compensation and health insurance benefits.

     "Occupancy Expenses" means base rent, percentage rent on the sales that
      ------------------
shall have accrued during the Sale Term, (if any), HVAC, utilities, CAM, real estate taxes, Merchant's association dues and charges, building insurance relating to the Stores, trash and snow removal, cash register maintenance, alarm service and alarm system maintenance, and building maintenance.

          4.2.  Payment of Expenses. All Expenses incurred during each week of
                -------------------
the Sales (i.e., Sunday through Saturday) shall be paid by Agent to or on behalf of Merchant, or offset from credit card Proceeds held by Merchant and not applied pursuant to Section 7.3 below, immediately following the weekly Sale reconciliation by Merchant and Agent pursuant to Section 8.7 below, based upon invoices and other documentation reasonably satisfactory to Agent.

     Section 5.  Inventory Valuation; Merchandise.
                 --------------------------------

          5.1.   Inventory Taking. As soon as practicable after the Sale
                 ----------------
Commencement Date, the Agent and the Merchant shall jointly take a retail and SKU inventory of the Saleable Inventory located at each Store and Warehouse in accordance with the inventory procedures set forth on Exhibit 5.1 hereto to
                                                      -----------
obtain the cost of the Saleable Inventory located thereat (the "Inventory
                                                                ---------
Taking") (the date of the Inventory Taking at each Store or Warehouse being the
------
"Inventory Date" for such Store or Warehouse). Agent and the Merchant shall
 --------------
jointly employ RGIS or another mutually acceptable inventory taking service to conduct the Inventory Taking. Agent and the Merchant shall each be responsible for 50% of the costs and fees of such inventory taking service. Except as provided in the immediately preceding sentence, the Agent and the Merchant shall each bear their respective costs and expenses relative to the Inventory Taking. The Agent and the Merchant shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. During the Inventory Taking, Agent and Merchant shall work in good faith to agree on the Defective Merchandise Amount. The parties agree that during the conduct of the Inventory Taking at each Store, such Store shall be closed to the public and no sales or other transactions shall be conducted.

          5.2    Valuation. For purposes of this Agreement, "Cost Value" shall
                 ---------                                   ----------
mean, with respect to each item of Saleable Inventory, the Merchant's cost therefor as previously provided to Agent in that certain Store Merchandise Condition Report for the end of month/July, 1997, except for Layaway, Repair and Special Order Merchandise, where "Cost Value" shall the Cost Value as described
                                  ----------
above less amounts received by the Merchant from customers prior to Entry of the Approval Order.

          5.3    Gross Rings. In the event that sales occur at any Store prior
                 -----------
to the completion of the Inventory Taking at such Store, then for the period from the Sale Commencement Date until the Inventory Date for such Store, Agent or Merchant, as the case may be, shall keep a strict count of uits of Merchandise sold (by SKU, if possible) ("Gross Rings"). All register receipts
                                         -----------
and other records and reports shall be made available to Agent and the Merchant during regular business hours upon reasonable notice.

          5.4    Post-Closing Payment. Within 10 days after the last Inventory
                 --------------------

Date, Merchant shall deliver to Agent a statement of the aggregate amount of the Cost Value of all Saleable Inventory included in the Inventory Taking determined in accordance with Sections 5.1, 5.2 and 5.3 plus the Cost Value of
                                                        ----
all Saleable Inventory subject to Gross Rings at each Store between the Sale Commencement Date and the Inventory Date at such Store (the "Closing Merchandise
                                                             -------------------
Inventory"), together with Merchant's good faith determination of the Post-
---------
Closing Payment. During the period immediately following the Agent's receipt of such Closing Merchandise Inventory and until the Post-Closing Payment is finally determined pursuant to this Section 5.4, the representatives and agents designated by Agent shall be permitted to review Merchant's books and records and working papers related to the preparation of the Closing Merchandise Inventory and determination of the Post-Closing Payment. The Closing Merchandise Inventory and Merchant's determination of the Post-Closing Payment shall become final and binding upon the parties five days after Agent's receipt thereof (the "Initial Settlement Date"), unless Agent gives written notice to Merchant of its
 -----------------------
disagreement ("Notice of Disagreement") prior to such date. Any Notice of
               ----------------------
Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Merchant, then the Closing Merchandise Inventory and the determination of the Post-Closing Payment (as revised in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earliest of (i) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (ii) the date all matters in dispute are finally resolved in writing by the Bankruptcy Court. During the 10 days following delivery of a Notice of Disagreement, Agent and the Merchant shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, a representative appointed by Merchant shall be permitted to review the Agent's working papers relating to the Notice of Disagreement. At the end of such 10-day period, Agent and the Merchant shall submit to the Bankruptcy Court for review and resolution all matters which remain in dispute which were included in the Notice of Disagreement, and the Bankruptcy Court shall make a final determination of Closing Merchandise Inventory and the Post-Closing Payment in accordance with the guidelines and procedures set forth in this Agreement. The Closing Merchandise Inventory and the Post-Closing Payment as determined in accordance with this Section 5.4 shall become final and binding on the parties on the date the Bankruptcy Court delivers its final resolution to the parties. Agent and Merchant shall each bear their own fees and expenses in connection with the Bankruptcy Court's resolution.


          5.5    Additional Inventory. (a) Within 21 days after the Sale of the
                 --------------------
Commencement Date, the Agent shall deliver to the Merchant a statement setting out any Merchandise ordered by the Merchant prior to the Sale Commencement Date and received by Agent within 14 days after the Sale Commencement Date and not included in the Inventory Taking (the "First Phase Additional Inventory"). With
                                       --------------------------------
such statement, Agent shall include a check in an amount equal to 75% of the Cost Value for all First Phase Additional Inventory.

          (b) Within 40 days after the Sale Commencement Date, Agent shall deliver to Merchant a statement setting out any Merchandise ordered by Merchant prior to the Sale Commencement Date and received by Agent during the period commencing 15 days after the Sale Commencement Date and ending 30 days after the Sale Commencement Date and not included in the Inventory Taking (the "Second
                                                                      ------
Phase Additional Inventory"). With such statement, Agent shall include a check
--------------------------
in an amount equal to 75% of the Cost Value for all Second Phase Additional Inventory times the complement of the then prevailing Sale discount. The First Phase Additional Inventory and the Second Phase Additional Inventory are collectively referred to herein as the "Additional Inventory").
                                        --------------------
          5.6.   Merchandise Subject to this Agreement.
                 -------------------------------------

                 (a)  For purposes of this Agreement, "Merchandise" shall mean:
                                                       -----------
(i) all merchandise located at the Stores or in the merchandise storage facilities of Merchant set forth on underlying Exhibit 5.6(a) hereto (the
                                               -------------
"Warehouses") or in transit between the Stores and the Warehouses, including,
 ----------
(i) Saleable Inventory, (ii) Layaway, Repair and Special Order Merchandise and
(iii) Defective Merchandise. Notwithstanding the foregoing, "Merchandise" shall not include: (1) goods which belong to sublessees, licensees or concessionaires of Merchant; (2) goods held by Merchant on memo, on consignment, or as bailee;
(3) furnishings, trade fixtures, equipment and improvements to real property which are located in the Stores (collectively, "FF&E"); or (4) Defective
                                                ----
Merchandise for which Merchant and Agent cannot agree upon a Cost Value.

               (b) As used in this Agreement the following terms have the respective meanings set forth below:

               "Defective Merchandise" means any item of Merchandise that is
                ---------------------
damaged, defective or otherwise not salable in the ordinary course.

               "Layaway, Repair, and Special Order Merchandise" means all items
                ----------------------------------------------
of Merchandise held by the Company on layaway or for repair, or customer-specific special orders, in each case pursuant to binding agreements, invoices or other legal documentation, where (A) the documentation is clear as to the name, address, telephone number, date of last payment and balance due from the customer, and (B) the goods subject to layaway are fully described in the documentation.

          5.7.   Excluded Goods. Merchant shall retain all
                 --------------
responsibility for any goods not included as "Merchandise" hereunder, including without limitation, Defective Merchandise for which the Agent and Merchant are unable to agree upon a Cost Value.

                 "Saleable Inventory" means all Merchandise that is first
                  ------------------
quality inventory and all Merchandise located at the Stores (but not the Warehouses) that is less than first quality inventory but that is on the selling floor and is saleable in the ordinary course, including samples and displays that are not Defective Merchandise.

     Section 6.  Sale Term.
     ---------   ---------
          6.1.   Term. Subject to satisfaction of the conditions precedent set
                 ----
forth in Section 13 hereof, the Sale shall commence after Entry of the Approval Order (such date with respect to each Store being the "Sale Commencement Date").
                                                       ----------------------
The Sale shall terminate at each Store by no later than 12 complete weeks after the Sale Commencement Date (including, for purposes of calculation, the Sale Commencement Date), or as may be extended by Agent on a Store by Store basis (the "Sale Termination Date"). "Sale Term" shall mean the period between the
      ---------------------     ---------
Sale Commencement Date and the Sale Termination Date at each respective Store. Agent may, in its sole discretion, terminate the Sale at any Store prior to the Sale Termination Date; provided, however, that in no event may the Sale at any
                       --------  -------
of the Stores be conducted after the Sale Termination Date unless mutually agreed by Merchant and Agent in writing and in such event no additional Bankruptcy Court approval or order or notice to third parties is required. Agent's representatives, supervisors and employees shall have the right to enter any Store and the use of one office in the Merchant's corporate offices during normal business hours on or after the date hereof to prepare for the Sales, and the Merchant shall cooperate reasonably with Agent in such preparation.

          6.2.   Vacating the Stores. Subject to any right granted to Agent to
                 -------------------
sell or dispose of the FF&E pursuant to Section 15 below, at the end of the Sale Term in each Store and, in any event, not later than the Sale Termination Date applicable thereto, Agent agrees to leave each Store in "broom clean" condition and shall repair damage to the premises caused by removal, if any, of the FF&E by Agent or actions of Agent, ordinary wear and tear excluding. Subject to any right granted to Agent to sell or dispose of the FF&E pursuant to Section 15 below, Agent shall vacate the Stores on or before the Sale Termination Date, at which time Agent shall surrender and deliver the Store premises and Store keys to Merchant. Subject to any right granted to Agent to sell or dispose of the FF&E pursuant to Section 15 below, all assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, Supplies, etc.) shall be returned by Agent to Merchant at the end of the Sale Term to the extent the same have not been consumed in the conduct of the Sale or have not been otherwise disposed of through no fault of the Agent.

     Section 7.  Sale Proceeds.
     ---------   -------------
          7.1.   Proceeds. For purposes of this Agreement, "Proceeds" shall mean
                 --------
the aggregate of: (a) the total amount (in dollars) of all sales of Merchandise made under this Agreement, exclusive of (i) Sales Taxes, (ii) credit card and bankcard fees and chargebacks, and (iii) returns, allowances and customer credits; and (b) all proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term.

          7.2.   Deposit of Proceeds. All cash Proceeds shall be deposited by
                 -------------------
Agent in agency accounts established by Agent (the "Agency Accounts"). Agent
                                                    ---------------
may, in its discretion, designate new or existing accounts of Agent or Merchant as the Agency Accounts, provided that such accounts are dedicated solely to the deposit of Proceeds and the disbursement of amounts payable by Agent hereunder. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts. Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts. To the extent that Agent shall elect to use existing accounts of Merchant as the Agency Accounts, (i) commencing on the first business day following the Sale Commencement Date, and on each business day thereafter, Merchant shall pay to Agent by wire funds transfer all collected funds constituting Proceeds deposited in such accounts, and (ii) upon request, Merchant shall deliver to Agent copies of all bank statements and other information relating to such accounts. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all bank fee and charges, including wire transfer charges, related to the Agency Accounts, whether received during or after the Sale Term.

          7.3.   Credit Card Proceeds. Agent shall have the right (but not the
                 --------------------
obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, merchant identification number(s) and existing bank accounts) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent and for Agent's account, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions on behalf of Agent under Merchant's merchant identification number(s). All credit card Proceeds will constitute the property of the Agent and shall be held by Merchant in trust for Agent. Merchant shall deposit all credit card Proceeds into a designated account and shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish merchant identification numbers under Agent's name to enable Agent to process all credit card Proceeds for Agent's account. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term. Notwithstanding anything to the contrary contained in this Section 7.3, Agent shall not have the right to use Merchant's private label charge cards.

     Section 8.  Conduct of the Sale.
     ---------   -------------------

          8.1.   Rights of Agent. The Agent shall be permitted to conduct the
                 ---------------
Sales
as a "store closing" or "going out of business" or similar sales throughout the Sale Term. The Agent shall conduct the Sales in the name of and on behalf of the Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement and the Approval Order. In addition to any other rights granted to Agent hereunder and subject to Entry of the Approval Order, in conducting the Sales, the Agent, in the exercise of its sole discretion, shall have the right:

               (a) to establish and implement advertising, signage, and promotion programs consistent with the "store closing" or "going out of business" theme (including, without limitation, by means of media advertising, banners, A-frame, and similar interior and exterior signs);

               (b) to establish Sale prices and Store hours;

               (c) to use without charge during the Sale Term all FF&E, motor vehicles, advertising materials, bank accounts, Store-level customer lists and mailing lists, computer hardware and software, Supplies, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores or the Warehouses (whether owned, leased, or licensed);

               (d) to transfer Merchandise between Stores and/or between the Stores, the Warehouses and the other stores of Merchant and its affiliates; and

               (e) to use (i) Merchant's central office facilities, central and administrative services and personnel to process payroll, perform MIS services and cash reconciliation, and provide other central office services necessary for the Sales, and (ii) one office located at Merchant's central office facility.

          8.2. Terms of Sales to Customers. All sales of Merchandise will be
               ---------------------------
"final sales" and "as is," and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturer's warranties to customers. All sales will be made only for cash, and by bank credit cards currently accepted by Merchant, but excluding Merchant's private label charge cards. Agent shall at Merchant's request accept Merchant gift certificates, Store credits, due bills, rain checks, discount cards and other promotional items providing the customer with an additional discount on Store Merchandise which have been issued by Merchant prior to the Sale Commencement Date, provided that Merchant agrees to reimburse Agent in cash for the face amount of any such items within five (5) days after Agent's request therefor.

          8.3. Sales Taxes. During the Sale Term, all sales, excise, gross
               -----------
receipts and other taxes attributable to sales of Merchandise (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be
 -----------
added to the sales price of Merchandise and collected by Agent at the time of sale. The Agent shall draw checks on the Agency Accounts payable to the applicable taxing authorities in the amount so collected, which shall be delivered together with accompanying schedules to Merchant on a timely basis for payment of taxes when due. Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the computation of gross receipts for verification of all such tax collections.

          8.4. Supplies. Agent shall have the right to use, without charge, all
               --------
existing supplies located at the Stores and the Warehouse, including, without limitation, boxes, bags, paper, twine and similar sales materials (collectively, "Supplies"). In the event that additional Supplies are required in any of the
 --------
Stores during the Sale, Merchant agrees to promptly provide the same to Agent, if available, for which Agent shall reimburse Merchant at Merchant's cost therefor. Merchant does not warrant that the existing Supplies in the Stores as of the Sale Commencement Date are adequate for the purposes of the Sale. Supplies have not been since July 1, 1997, and shall not be prior to the Sale Commencement Date, transferred by Merchant between or among the Stores, Merchant's other locations not subject to the Sale and/or the Warehouses, so as to alter the mix or quantity of Supplies at the Stores from that existing on such date, other than in the ordinary course of business.

          8.5. Returns of Merchandise. During the Sale Term the Agent shall
               ----------------------
accept returns of goods sold by Merchant from the Stores prior to the Sale Commencement Date ("Returned Merchandise"), provided such goods are accompanied
                    --------------------
by the original Store receipt and such return is otherwise in accordance with the applicable return policy for such Store in effect prior to the Sale Commencement Date. Merchant shall reimburse Agent in cash for the amount of any store credit or refund given to any customer in respect of Returned Merchandise. To the extent that Returned Merchandise is saleable as first quality inventory, it shall be included in Merchandise and for purposes of calculation of the Guaranteed Amount, shall be valued at the Cost Value applicable to such item multiplied by the compliment of the prevailing Sale discount at the time of the return. If the Returned Merchandise constitutes Defective Merchandise, it shall be included in Merchandise and assigned a Cost Value in accordance with the applicable provisions of Section 3.1 above. Subject to Merchant's reimbursement to Agent of the amount of any store credit or refund granted for any Returned Merchandise, the aggregate Cost Value of the Merchandise shall be increased by the Cost Value of any Returned Merchandise included in Merchandise (determined in accordance with this Section 8.5), and the Guaranteed Amount shall be adjusted accordingly. Any Returned Merchandise which is not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term. Any increases in the Guaranteed Amount and any reimbursements due to Agent as result of Returned Merchandise shall be accounted for and paid by Agent and/or Merchant, as applicable, immediately following the weekly Sale reconciliation pursuant to Section 8.7 hereof.

          8.6. Layaway, Repair and Special Order Merchandise. Promptly after the
               ---------------------------------------------
execution of this Agreement, Merchant shall notify each customer for which Merchant holds Layaway, Repair and Special Order Merchandise of the Sale and request such customers to pick up and pay for the applicable item(s) within 7 days of the Sale Commencement Date (the "Layaway Pick-up Date"). Any amounts
                                         --------------------
paid for Layaway, Repair and Special Order Merchandise on or before the close of business on the Layaway Pick-up Date shall be for the sole account of Merchant. Subject to applicable law, any Layaway, Repair and Special Order Merchandise unclaimed by customers by the Layaway Pick-up Date shall be included in Merchandise and the Guaranteed Amount shall be adjusted to account for such items in the manner prescribed for Returned Merchandise in Section 8.5 above. Prior to the Layaway Pick-up Date, Agent shall administer all Layaway, Repair and Special Order Merchandise in accordance with the documents and agreements relating thereto, provisions of applicable law, and Merchant's historic policies provided to Agent in writing. In the event that Agent is required to issue refunds to customers in respect of Layaway, Repair and Special Order Merchandise, Merchant shall reimburse Agent in cash for all such amounts. At the end of the Sale Term, Agent shall transfer responsibility for any remaining items of Layaway, Repair and Special Order Merchandise back to Merchant after appropriate and legally required communications to customers and reconciliation between Agent and Merchant. All payments by Agent and Merchant required under this Section 8.6 shall be made immediately following the weekly Sale reconciliation by Agent and Merchant pursuant to Section 8.7 hereof.

          8.7. Sale Reconciliation. On each weekday agreed upon by the parties
               -------------------
during the Sale Term, commencing on the second such weekday after the Sale Commencement Date, Agent and Merchant shall cooperate to reconcile Expenses, receipts of onorder Merchandise, Warehouse Merchandise and Returned Merchandise at the Stores (including quantities and Cost Value thereof), Gross Rings, and such other Sale-related items as either party shall reasonably request, in each case for the prior week or partial week (i.e., Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent.

          8.8  Service Contracts. To the extent practicable and otherwise
               -----------------
permitted by applicable law, Agent shall continue to sell service contracts in appliances, stain protection in furniture and product replacement warranties on behalf of Merchant in other areas at the discretion of Merchant. All proceeds of such sales, less a sales commission of 10% to which Agent shall be entitled, shall accrue for the benefit of Merchant; provided that Merchant reimburses Agent for all costs and expenses incurred by or on behalf of Merchant in connection with such sales.

          8.9. Force Majeure. If any casualty or act of God prevents or
               -------------
substantially inhibits the conduct of business in the ordinary course at any Store, such Store and the Merchandise located at such Store shall, in Agent's discretion, be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however, that (i) the
                                            --------  -------
proceeds of any insurance attributable to such Merchandise shall constitute Proceeds hereunder, and (ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term.

          8.10  Merchant Services. Throughout the Sale Term, Merchant shall
                -----------------
provide to Agent, at no cost to Agent, such central administrative services as are necessary for the Sales, including, without limitation, MIS services, POS administration, payroll processing, sales audit, cash reconciliation and data processing and reporting.

     Section 9. Employee Matters.
     ---------  ----------------

          9.1.  Merchant's Employees. Agent may use Merchant's employees in the
                --------------------
conduct of the Sales to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sales. Agent shall identify any such employees to be used in connection with the Sales (each such employee, a "Retained Employee") prior to
                                                  -----------------
the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that except to the extent that wages and benefits of Retained Employees constitute Expenses hereunder, nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker Adjustment Retraining Notification Act ("WARN Act") claims and
                                                          --------
other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Merchant shall not, without Agent's prior written consent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees prior to the Sale Termination Date. Agent shall comply in the conduct of the Sales with all of Merchant's employee rules, regulations, guidelines and policies which have been provided to Agent in writing prior to the date of this Agreement.

          9.2.  Termination of Employees. Agent may in its discretion stop using
                ------------------------
any Retained Employee at any time during the Sales. In the event of termination of any Retained Employee, Agent will use all reasonable efforts to notify Merchant at least five (5) days prior thereto, except for termination "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to Merchant shall be required, provided Agent shall notify Merchant as soon as practicable after such termination. From and after the date of this Agreement and until the Sale Termination

Date, Merchant shall not transfer or dismiss employees of the Stores except "for cause" without Agent's prior consent.

          9.3.   Payroll Matters. During the Sale Term Merchant shall process
                 ---------------
the base payroll for all Retained Employees. Each weekday agreed upon by the parties during the Sale Term the Agent shall transfer from the Agency Accounts to Merchant's payroll accounts an amount equal to the base payroll for Retained Employees plus related payroll taxes, worker's compensation and benefits for such week which constitute Expenses hereunder. Merchant has provided to Agent a true and accurate description of Merchant's base payroll, related payroll taxes, worker's compensation and employee benefits and Merchant represents that such description is true and accurate as of the date hereof.

          9.4.   Employee Retention Bonuses. In Agent's sole discretion Proceeds
                 --------------------------
may be used to pay, as an Expense, retention bonuses ("Retention Bonuses")
                                                       -----------------
(which bonuses shall be inclusive of payroll taxes but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause." Such Retention Bonuses shall be payable within thirty (30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system.

     Section 10. Conditions Precedent. The willingness of Agent and Merchant to
     ----------  --------------------
enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

                 (a) Merchant shall have obtained the Approval Order by August 13, 1997, and the Approval Order shall not have been stayed nor shall an application for a stay of the Approval Order be pending.

                 (b) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no Event of Default shall have occurred at and as of the date hereof and as of the Sale Commencement Date.

     Section 11. Representations, Warranties and Covenants.
     ----------  -----------------------------------------

          11.1   Merchant Representations, Warranties and Covenants. Merchant
                 --------------------------------------------------
hereby represents, warrants and covenants in favor of Agent as follows:

                 (a) Merchant: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;
(ii) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located, except where the failure to be in good standing would not impair or impede the ability of Agent to conduct Sales at any Store located in a state for which Merchant is not in good standing. Merchant shall have furnished to Agent a certificate as to the good standing of Merchant in its jurisdiction of incorporation certified by the Secretary of State of such jurisdiction.

               (b) Subject to the issuance of the Approval Order: (i) the Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to
                                                  ----------------
perform fully its obligations thereunder; (ii) except for any consent of the Merchant's post-petition lenders required under Merchant's current debtor-in-possession financing facility documents (the "DIP Lender Consent") and the
                                              ------------------
Bankruptcy Court order approving such documents, Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale; (iii) each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms; (iv) no court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for the Merchant's consummation of, the transactions contemplated by this Agreement, and, except for any required DIP Lender Consent, no consent of any third party which has not been obtained is required therefor; and (v) no contract or other agreement to which the Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

               (c) Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise free and clear of all Liens of any nature except for presently existing Liens which, in accordance with the Approval Order, shall attach only to the Guaranteed Amount, amounts reimbursed to Merchant on account of Expenses and any and all other amounts paid by Agent to Merchant hereunder.

               (d) No suit, action or other proceeding , or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby, or that would have a material adverse effect on the business, financial condition, operating results, assets, operations or business prospects of the Merchant or materially adversely affect the rights of Agent under this Agreement, and no investigation that would result in any such suit, action or proceeding shall be pending or threatened.

               (e) Merchant owns and will own at all times prior to the Sale Commencement Date good and marketable title to all of the Merchandise, free and clear of all Liens, other than Liens that, pursuant to the Approval Order, will attach only to the Guaranteed Amount, amounts reimbursed to Merchant on account of Expenses and any and all other amounts paid by Agent to Merchant hereunder.

               (f) Since July 1, 1997 and through the Sale Commencement Date, all normal course permanent markdowns on Merchandise located at the Stores will have been taken on a basis consistent with Merchant's customary practices and policies.

               (g) Merchant has not since July 1, 1997, and shall not up to the Sale Commencement Date, marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business.

               (h) Since July 1, 1997 and through the Sale Commencement Date, Agent shall have ticketed or marked all items of inventory received at the Stores prior to the Sale Commencement Date in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's customary practices and policies relative to pricing and marking inventory. The ticketed price of all items of inventory do not include Sales Taxes.

               (i) Since July 1, 1997, all point of sale activity at the Stores has occurred and will occur up to the Sale Commencement Date in the ordinary course of business.

               (j) Merchant has not since July 1, 1997 and shall not up to the Sale Commencement Date purchase or transfer to or from the Stores any inventory outside the ordinary course, including, without limitation, transfers in anticipation of the Sales or of the Inventory Taking. Merchant has not and shall not move inventory or Merchandise to or from the Stores so as to alter the inventory mix, quantities or categories, except in the ordinary course.

               (k) No prices have been or will be raised and no pricing files altered since July 1, 1997, other than prices for items put on and taken off sale in the ordinary course of business.

               (l) Supplies (e.g. boxes, bags, twine) have not been since July 1, 1997, and shall not be prior to the Sale Commencement Date, transferred by Merchant between or from the Stores, so as to alter the mix or quantity of supplies at the Stores from that existing on July 1, 1997, other than in the ordinary course of business.

               (m) Merchant has maintained its pricing files in the ordinary course of business, and prices charged to the public for Merchandise
(whether in-Store,
by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein. All pricing files and records since July 1, 1997, which included the Merchandise Condition Report, since April 1997 relative to the Merchandise have been made available to Agent. All such pricing files and records are true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein.

               (n) As of the Sale Commencement Date, goods constituting Merchandise located at the Stores shall be no less than $33 million at Retail Value.

               (o) Merchant covenants to continue to operate the Stores from the date of this Agreement to the Sale Commencement Date, in each case (i) selling inventory during such period at customary prices, (ii) not promoting or advertising any sales or in-store promotions (including POS promotions) to the public (except for Merchant's historic and customary promotions for all of its locations, (iii) not returning inventory to vendors and not transferring inventory or supplies between or among Stores and the Warehouses, except as permitted under Section 8.4 above, and (iv) not making any management personnel moves or changes at the Stores without Agent's prior written consent (which consent will not be unreasonably withheld).

               (p) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state or local product safety laws, rules and standards. Merchant shall provide Agent with its historic policies and practices regarding product recalls prior to the taking of the inventory at the Stores.

               (q) Throughout the Sale Term, the Agent shall have the right to the unencumbered use and occupancy of, and peaceful and quiet possession of, each of the Stores, the assets currently located at the Stores, and the utilities and other services provided at the Stores. Merchant shall throughout the Sale Term maintain in good working order, condition and repair, at its sole expense, all cash registers, heating systems, air conditioning systems, elevators, escalators, Store alarm systems, and all other mechanical devices used in the ordinary course of operation of the Stores.

               (r) Merchant has paid and will continue to pay throughout the Sale Term, all post-petition (i) obligations in respect of self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) casualty, liability, worker's compensation and other insurance premiums, (iii) utilities provided to the stores, and (iv) applicable taxes. Merchant has provided Agent with a true and accurate description of Merchant's severance benefits for which Retained Employees will be eligible at the conclusion of the Sale. Following the conclusion of the Sale, Merchant shall pay all such severance benefits to applicable Retained Employees in the ordinary course.

               (s) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to materially increase the cost of operating the Sales, including, without limitation, increasing salaries or other amounts payable to employees.

               (t) As of the date of this Agreement, Merchant is current in the payment of all post-petition telephone, utilities, taxes, insurance and advertising liabilities. Merchant agrees that in the event that Agent receives notice that any such post-petition liability is overdue or unpaid, or Agent is unable to advertise the Sales with any newspapers, magazines, radio or television stations or other media providers which target or serve the market areas of the Stores or is unable to obtain Merchant's contract rate with any such provider as a result of the Merchant's failure to pay its outstanding post-petition balances with such providers, Merchant shall immediately pay such applicable balances in full.

               (u) Upon Agent's written request during the Sale Term, Merchant will make available to Agent all on-order files, style runs, open-to-buy reports, sales, reports, purchase journals, markdown calendars, POS calendars, pricing files, advertising schedules and promotion circulars up to the Sale Commencement Date.

          11.2 Agent Representations and Warranties. The Agent hereby
               ------------------------------------
represents, warrants and covenants in favor of the Merchant as follows:

               (a) The Agent: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii) has all requisite corporate power and authority to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

          (b) The Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required to authorize the execution, delivery, and performance of the Agency Documents, and no further consent or approval is required on the part of the Agent for Agent to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of the Agent enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for the Agent's consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which the Agent is a party or by which the Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

                 (c) No action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against the Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the validity of this Agreement or any action taken or to be taken by the Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon the Agent's ability to perform its obligations under this Agreement.

     Section 12. Insurance.
     ----------  ---------

          12.1   Merchant's Liability Insurance. Merchant shall continue at its
                 ------------------------------
cost and expense until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Merchant has provided Agent with true and accurate copies of all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

          12.2   Merchant's Casualty Insurance. Merchant will provide throughout
                 -----------------------------
the Sale Term, at Agent's cost as an Expense hereunder, fire, flood, theft and extended coverage casualty insurance covering the Merchandise in a total amount equal to no less than the retail value thereof. Merchant has provided Agent with true and accurate copies of all such policies. From and after the date of this Agreement until the Sale Termination Date, all such policies will name Agent as loss payee. In the event of a loss to the Merchandise on or after the date of this Agreement, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. In the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming the Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to the Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

          12.3  Agent's Insurance. Agent shall maintain at Agent's cost and
                -----------------
expense throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Agent has provided Merchant with true and accurate copies of all such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies Agent shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Merchant or Merchant's employees, independent contractors or agents (other than Agent or Agent's employees, agents or independent contractors).

          12.4  Worker's Compensation Insurance. Merchant shall at all times
                -------------------------------
during the Sale Term maintain in full force and effect worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of Merchant's insurance broker or carrier evidencing such insurance.

          12.5  Risk of Loss. Without limiting any other provision of this
                ------------
Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises directly from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent, as follows:

          Agent                    Hilco Great American Group
                                   5 Revere Drive
                                   Suite 206
                                   Northbrook, Illinois   60062
                                   Attn.:  Benjamin L. Nortman

                                   And

                                   Gordon Brothers Companies
                                   500 North Michigan Avenue
                                   Suite 1460
                                   Chicago, Illinois  60611
                                   Attn.:  Cory Lipoff

To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant, as follows:

          Merchant:                Montgomery Ward & Co., Incorporated
                                   Montgomery Ward Corporate Offices
                                   Montgomery Ward Plaza
                                   Chicago, Illinois  60671
                                   Attn.:  Spencer H. Heine, Esq.

In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party to the foregoing address.

     Section 13.  Indemnification
                  ---------------

          13.1.   Merchant Indemnification. Merchant shall indemnify and hold
                  ------------------------
Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

          (i) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

          (ii) any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

          (iii)   subject to Agent's compliance with its obligations under
                  Section 8.3
                  hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

          (iv) any consumer warranty or products liability claims relating to Merchandise

          (v) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

          (vi) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

          13.2    Agent Indemnification. Agent shall indemnify and hold Merchant
                  ---------------------
and its officers, directors, employees, agents and representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

          (i) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

          (ii) any harassment or any other unlawful, tortious or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

          (iii) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment;

          (iv)    any Agent Claims; and

          (v) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees agents or representatives.

     Section 14.  Defaults. The following shall constitute "Events of Default"
     ----------   --------
hereunder:

                  (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven

(7) days after written notice thereof to the defaulting party; or

                  (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made; or

                  (c)  A Sale is terminated at a Store for any reason other than
(i) an Event of Default by Agent, or (ii) any other breach or action by Agent not authorized hereunder, or (iii) an event administered pursuant to Section 8.7 above.

     In the event of an Event of Default, any party's damages or entitlement to equitable relief shall be determined by the Bankruptcy Court.

     Section 15.  Sale of FF&E.
     ----------   ------------

          15.1.   Sale for Commission. If requested by in writing by Merchant
                  -------------------
after Entry of the Approval Order, Agent shall advertise in the context of advertising for the Sale that items of FF&E at the Stores are for sale, and shall contact and solicit known purchasers and dealers of furniture and fixtures. Merchant shall notify Agent in writing if any such FF&E are to be excluded from sale and/or if terms and conditions of sale are to be set or restricted in any manner. In consideration of providing such services, Agent shall retain twenty percent (20%) of receipts (net of Sales Taxes and expenses) from all sales or other dispositions of FF&E. In addition, Merchant shall reimburse Agent for Agent's reasonable out of pocket expenses incurred in connection with the liquidation of FF&E which have been previously approved by Merchant, including, without limitation, costs of commissions and advertising. Agent shall have no liability to Merchant for its failure to sell any or all of the FF&E.

          15.2    Guaranteed Return. In the event that Merchant elects the
                  -----------------
option set forth in Section 15.1 above, but does not provide Agent with the written request within the time period specified in Section 15.1 above, following Agent's full inspection of the FF&E (whether located in the Stores, stockrooms, Warehouses or offices or otherwise), Agent will provide Merchant, with a written offer to sell the FF&E with a guaranteed return to Merchant specified therein.

     Section 16.  Claims Under Certain Leases.
     ----------   ---------------------------

          16.1    Agent Services. At Merchant's option, Merchant may provide
                  --------------
Agent written notice of its intent to implement a process designed to minimize Merchant's obligations and liabilities to lessors under Store leases (each a "Lease" and collectively, the "Leases"), including, without limitation, pursuant
 -----                         ------
to Section 502(b)(6) of the Bankruptcy Code (collectively, the "Leasehold
                                                                ---------
Liability") and, to the extent practical, to realize any value associated with
---------
each Lease. From and after its receipt of such written notice, and upon subsequent Bankruptcy Court order approving the arrangement, Agent, on an exclusive basis, shall negotiate on behalf of Merchant with the lessors under the Leases, redevelop Stores if and as applicable and market Stores to potential occupants and users thereof.

          16.2    Agent Compensation. In consideration for providing the
                  ------------------
services described in Section 16.1 above, Agent shall be entitled to receive from Merchant such compensation upon which the Agent and Merchant shall mutually agree, subject to entry of a subsequent Bankruptcy Court order approving same. Agent and Merchant shall negotiate in good faith to determine the appropriate compensation to be paid hereunder based on a sharing formula for reductions of the Leasehold Liability and any and all proceeds procured in connection with the assignment or other disposition of the Leases pursuant to Section 365 of the Bankruptcy Code or otherwise.

     Section 17.  Bidding Procedures.
     ----------   ------------------

          17.1.   Procedure/timing. On or before August 14, 1997, Merchant shall
                  ----------------
pursue entry of an order (in form and substance satisfactory to Agent) approving that portion of the Motion For Entry of an Order (A) Authorizing Closing of the Stores and "going out of business" Sales and (B) Approving Retention of Liquidator and Related Agency Agreement (the "Motion") that seeks approval of
                                              ------
the transactions contemplated hereby on terms and conditions consistent with those set forth herein. Merchant shall require competing bids to be submitted in writing no later than 9:00 a.m. EST on the date that is one business day prior to the hearing on the Motion. In the event that Merchant has so received one or more competing bids in accordance with Section 17.2, then on the day prior to the hearing on the Motion, Merchant shall conduct an auction with respect to the rights granted hereunder (the "Auction").
                               -------

          17.2.   Break-Up Fee; Bid Procedures.
                  ----------------------------

                  (a) Merchant shall be immediately obligated to pay a $50,000 break-up fee to Agent (the "Break-Up Fee") (i) in the event the (A) Agent is not
                            ------------
the successful bidder at the Auction; (B) another person or persons or entity or entities is or are the successful bidder at the Auction for the grant of the agency arrangements contemplated hereby; and (C) such successful bidder and Merchant consummate such agency transaction; or (ii) in the event the transactions contemplated hereby are not consummated because of Agent's termination of this Agreement in accordance with the terms hereof or the failure to satisfy any of the conditions to Agent's obligations hereunder set forth in
Section 10 above.

                  (b) Merchant shall require procedures for the submission of competing bids including, without limitation, a provision that any initial competing bids (each an "Initial Competing Bid") and the successful competing
                         ---------------------
bid must be at least 2% higher (in cash) than the bid proposed in hereby and otherwise be on substantially the same terms and conditions as those set forth in this Agreement. Such procedures shall also provide that Merchant and the Bankruptcy Court consider the economic impact of the Merchant's obligation to pay the Break-Up Fee in determining whether a competitive bid is higher and better for Merchant and its estate than any bid submitted by Agent.

     Section 18.  Security Interest. In consideration of the Agent's payment of
     ----------   -----------------
the Guaranteed Amount, Expenses and the provision of services hereunder to Merchant, contemporaneous with the payment of the initial portion of the Guaranteed Amount to Merchant pursuant to Section 3.3 above, the Merchant hereby grants to Agent a first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

     Section 19.  Miscellaneous.
     ----------   -------------

            19.1  Notices. All notices and communications provided for pursuant
                  -------
to this Agreement shall be in writing, and sent by hand, by facsimile, or by Federal Express or other recognized overnight delivery service, as follows:

          If to the Agent:      Schottenstein Bernstein Capital Group, LLC
                                1010 Northern Boulevard, Suite 330
                                Great Neck, New York 10021

                                and

                                Schottenstein Bernstein Capital Group, LLC
                                1800 Moler Road
                                Columbus, Ohio 43207
                                Attn: Legal Department


                                     With copies to:

                                Battle Fowler LLP
                                75 East 55th Street
                                New York, New York 10022
                                Attn: Lawrence Wittman, Esq.
                                Attn: Madlyn Gleich Primoff, Esq.

          If to the Merchant:   Montgomery Ward & Co., Incorporated
                                Montgomery Ward Corporate Offices
                                Montgomery Ward Plaza
                                Chicago, IL  60671
                                Attn: Spencer H. Heine, Esq.
                                Telecopy No. (312 ) 467-3064


          with copies to:       Jones, Day, Reavis & Pogue

                                77 West Wacker Drive, Suite 3500
                                Chicago, IL  60601-1692
                                Attn: David S. Kurtz, Esq.
                                Telecopy No. (312) 782-8585

                                Altheimer & Gray
                                10 South Wacker Drive, Suite 4000
                                Chicago, IL 60606
                                Attn: Corey Light
                                Telecopy No. (312) 715-4800

          19.2.   Governing Law. This Agreement shall be governed and construed
                  -------------
in accordance with the laws of the State of Illinois without regard to conflicts of laws principles thereof, except where governed by the Bankruptcy Code.

          19.3.   Termination. This Agreement shall remain in full force and
                  -----------
effect until the first to occur of: (i) receipt by Merchant of written notice from Agent that any of the conditions specified in Section 10 hereof have not been satisfied within 14 days of the anticipated Sale Commencement Date set forth in Section 6.1; or (ii) the expiration of the Sale Term and completion and certification by Merchant and Agent of the final Sale reconciliation pursuant to
Section 8.7 above. Notwithstanding the foregoing, the representations and warranties of Merchant and Agent contained herein and the provisions of Section 13 above shall survive the termination of this Agreement pursuant to this
Section 19.3.

          19.4.   Entire Agreement. This Agreement contains the entire agreement
                  ----------------
between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto. To the extent any provision of the Approval Order is inconsistent with this Agreement, the provisions of the Approval Order shall govern and control.

          19.5.   Amendments. This Agreement may not be modified except in a
                  ----------
written instrument executed by each of the parties hereto.

          19.6.   No Waiver. No consent or waiver by any party, express or
                  ---------
implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

          19.7.   Successors and Assigns. This Agreement shall inure to the
                  ----------------------
benefit
of and be binding upon Agent and Merchant, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Merchant or Agent to any party without the prior written consent of the other.

          19.8   Completion of Exhibits.  On or prior to August 11, 1997,
                 ----------------------
Merchant shall deliver all Exhibits hereto in completed form which were not delivered to Agent on the date hereof. Upon completion, such Exhibits shall be deemed incorporated into this Agreement for all purposes as of the date hereof.

          19.9   Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

          19.10  Section Headings.  The headings of sections of this Agreement
                 ----------------
are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

          19.11  Survival.  All representations, warranties, covenants and
                 --------
agreements made by the parties hereto shall be considered to have been relied upon by the parties and shall survive the execution, delivery and performance of this Agreement.

          IN WITNESS WHEREOF, the Agent and Merchant hereby execute this Agreement by their duly authorized representatives as a sealed instrument as of the day and year first written above.


                                   SCHOTTENSTEIN BERSTEIN CAPITAL GROUP LLC

                                   By: /s/ David Bernstein
                                      ---------------------------------------
                                       Name: David Bernstein
                                       Title: President and Chief Operating
                                              Officer

                                   MONTGOMERY WARD & CO., INCORPORATED

                                   By: /s/ Spencer H. Heine
                                      ---------------------------------------
                                       Name: Spencer H. Heine
                                       Title: Executive Vice President